Exhibit 10.1

Amendment No. 3 to Employment Agreement

Galaxy Gaming, Inc. (the “Company”) and Todd P. Cravens (“Employee”) are parties (the “Parties”) to an Employment Agreement dated July 27, 2017 (the “Employment Agreement”), and that certain Amendment No. 1 to Employment Agreement dated February 21, 2019 and Amendment No. 2 To Employment Agreement dated February 17, 2020 (the Employment Agreement, Amendment No.1 and Amendment No. 2 are hereinafter collectively referred to as the “Agreement”).

WHEREAS the Company and Employee desire to modify certain terms of the Agreement;

NOW THEREFORE, the Parties agree as follows:

1.
Term. Section 1(a) of the Agreement shall be modified to extend the end date of the term of employment of the Employee for two (2) years, from July 27, 2022, to a new end date of July 26, 2024.

2.
Incentive Compensation. Subject to applicable federal laws and the provisions of the Galaxy Gaming, Inc. 2014 Equity Incentive Plan as Amended (the “2014 Equity Plan”), and you may qualify for an equity incentive grant of stock as partial consideration for executing this Amendment No. 3, hereinafter referred to as the "2022 CEO Equity Incentive." The purpose of the 2022 CEO Equity Incentive is to encourage continued long term Company performance and alignment of your interests with those of the Company and its shareholders.

a)
Calendar Year 2022 CEO Equity Incentive. If for calendar year 2022, the Company achieves 80% of its EBITDA Budget target (as adopted by the Board for 2022) at the conclusion of the 2022 calendar year and upon the filing of the Company’s Form 10K, then you will be eligible to receive 20,000 shares of the Company’s common stock.

Additionally, you eligible to receive shares of the Company’s common stock under the following performance goals for calendar year 2022:

100% of EBITDA Target – 20,000 Shares

110% of EBITDA Target – 30,000 Shares

115% of EBITDA Target – 40,000 Shares

The "earned" shares provided in this section will vest one year from the date of grant. Should you leave the Company or be terminated with good cause prior the vesting date you will forfeit any and all rights to the shares.

For the purposes of clarity, the number of shares available to you under the performance goals table above are separate grants of shares and not cumulative.

b)
Calendar Year 2023 CEO Equity Incentive. If for calendar year 2023, the Company achieves 80% of its EBITDA Budget target (as adopted by the Board for 2023) at the conclusion of the 2023 calendar year and upon the filing of the Company’s Form 10K, then you will be eligible to receive 20,000 shares of the Company’s common stock.

Additionally, you eligible to receive shares of the Company’s common stock under the following performance goals for calendar year 2022:

100% of EBITDA Target – 20,000 Shares

110% of EBITDA Target – 30,000 Shares

115% of EBITDA Target – 40,000 Shares

The "earned" shares provided in this section will vest one year from the date of grant. Should you leave the Company or be terminated with good cause prior the vesting date you will forfeit any and all rights to the shares.

For the purposes of clarity, the number of shares available to you under the performance goals table above are separate grants of shares and not cumulative.

c)
Additional Terms applicable to the 2022 CEO Equity Incentive and 2023 Equity Incentive. The Board of Directors maintain reasonable, good faith discretion to make adjustments to the Company's EBITDA performance relating to the Company’s Management Incentive Program, where appropriate in each year, to account for factors contributing positively and negatively to the Company's actual recorded EBITDA performance that could be considered (by the Board of Directors) unrelated to or not driven by the Company's performance.

In addition, should there be a circumstance that may trigger a change of control (as defined in the 2014 Equity Plan), in either the 2022 or 2023 calendar years, if not already granted, the 20,000 shares from each of the 2022 and 2023 CEO executive Incentive from the 80% EBITDA target, will be granted immediately. The Board retains discretion to be exercised reasonably and in good faith to accelerate the grant of remaining shares under the 2022 and 2023 Equity Incentives set forth in Sections 2A. and 2B. above.

3.
Salary. Employee’s annual salary shall be increased to $300,000.00 per year. The increase shall be effective as of August 1, 2022.

This Amendment No. 3 shall become part of and subject to the terms of the Agreement which, except as modified hereby, remains unchanged and in full force and effect. To the extent that the terms and conditions expressly set forth in this Amendment No. 3 conflict with the terms and conditions of the Agreement, the terms and conditions expressly set forth in this Amendment No. 3 shall prevail. Unless otherwise defined in this Amendment No. 3, capitalized terms used herein shall have the same meanings assigned to such terms in the Agreement.

[signatures appear on next page]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 3 with an effective date of June 15, 2022.

GALAXY GAMING, INC. Todd P. Cravens

By: ___/s/ Harry C. Hagerty____________ By: ___/s/ Todd P. Cravens______

Name: Harry Hagerty, CFO